Dated September [ ], 2004





                       HUNGARIAN TELEPHONE AND CABLE CORP.







                      -------------------------------------

                             STOCKHOLDERS AGREEMENT

                      -------------------------------------

                                     between

                          THE STOCKHOLDERS NAMED HEREIN

                             STOCKHOLDERS AGREEMENT

                  [This stockholders agreement is a schedule to
                      the Call Option (as defined herein)]

     Stockholders Agreement dated as of September [__], 2004 (this "Agreement") by and among the holders of securities of the Company listed on Schedule I hereto (each a "Stockholder" and together the "Stockholders").

                                         W I T N E S S E T H :

     WHEREAS, the parties desire to enter into an agreement with respect to the management of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company") , the transfer or other disposition of the Equity Securities (as defined below) presently owned or hereafter acquired by any of the Stockholders and certain other matters;

     NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

     "Affiliate" shall mean, with respect to any Person, any person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Ashmore Entities" shall mean Asset Holder PCC No. 2 Limited re: Ashmore Emerging Economy Portfolio, EMDCD Limited and Ashmore Global Special Situations Fund Limited and their transferees and all Affiliates of the Ashmore Entities who own Equity Securities.

     "Call Options" shall mean the three Option Agreements, dated as of the date of the Purchase and Sale Agreement, among (i) TDC A/S and Asset Holder PCC No. 2 Limited re: Ashmore Emerging Economy Portfolio, (ii) TDC A/S and EMDCD Limited, and (iii) TDC A/S and Ashmore Global Special Situations Fund Limited, respectively, for the acquisition by TDC A/S of an aggregate of 1,383,544 shares of common stock of the Company, and 18,000 shares of Series A Preferred Stock convertible into 180,000 shares of common stock of the Company.

     "Common Stock" means the common stock, par value $0.001 per share, of the Company.

     "EMDCD Option" shall mean the option agreement, dated as of the date of the Purchase and Sale Agreements among TDC A/S and EMDCD Limited for the acquisition of 1,141,744 Equity Securities.

     "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind.

     "Equity Securities" shall mean any Common Stock, any securities exercisable or exchangeable for or convertible into Common Stock and any rights, options or warrants to acquire any of the foregoing.

     "Expiration Date" shall mean the date of consummation of a Sale Transaction with respect to the Company.

     "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a trust or estate, a government or any department or agency thereof, or any other entity or governmental body.

     "Public Offering" means the sale of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form or forms) filed under the Securities Act.

     "Purchase and Sale Agreements" shall mean the purchase and sale agreement or agreements, dated on September 3, 2004, among CU Capital LLC (formerly CU Capital Corp.) and/or Citizens Communications Company, as the case may be, and one or more Ashmore Entities.

     "Rule 144" shall mean Rule 144 under the Securities Act or any successor rule or regulation permitting limited purchase of restricted securities into the public markets.

     "Sale Transaction" shall mean: (a) a sale of all or substantially all of the assets of the Company; (b) a merger or consolidation of the Company (including a triangular merger involving any subsidiary thereof) with or into any other entity (other than a merger or consolidation in which shares of the Company's voting capital stock outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than fifty percent (50 percent) of the surviving entity's voting capital interests after such consolidation or merger); or (c) a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended), acquires beneficial ownership (as determined in accordance with Rule 13d-3 of such Act) of more than 50 percent of the voting power of the Company; provided, however, that any reorganization, merger or consolidation involving (a) only a change in the state of incorporation of the Company or (b) a merger of the Company with or into a wholly-owned subsidiary of the Company shall not constitute a "Sale Transaction".

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stockholder Representative" shall mean the Ashmore Representative and/or the TDC Representative as the context may require.

     "TDC Entities" shall mean the entities purchasing Equity Securities pursuant to the Call Options and Affiliate their transferees and all Affiliates of the TDC Entities who own Equity Securities.

                                  ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

     Section 2.01 Capitalization. Each party hereto represents that Schedule I Part A hereto currently reflects all Equity Securities of which such party is the record or beneficial owner and that Schedule I Part B will represent all Equity Securities of which such Stockholder will be the record or beneficial owner following the exercise of the Call Options. Unless otherwise indicated on
Schedule I, such party has, or will have, as the case may be, sole record and beneficial ownership of all of the Equity Securities reflected by such party's name, and no such Equity Securities are, or will be, subject to any voting agreement or understanding nor subject to any agreement relating to or restricting transfer (other than this Agreement and/or the Call Options).

     Section 2.02 Organization. Each party hereto represents and warrants that it is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be.

     Section 2.03 Authorization of Transaction. Each party hereto represents and warrants that it has full power and authority, and has taken all corporate actions necessary on the part of such Stockholder, to execute and deliver this Agreement and to perform its obligations hereunder. Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes the valid and legally binding obligation of such party, enforceable against it in accordance with its terms, except to the extent that the enforcement of the rights and remedies created therein is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights and general principles of equity.

     Section 2.04 Noncontravention. Each party hereto represents and warrants that neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any material agreement of such party or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling or charge of any government or governmental agency, to which such party or, to the knowledge of such party, to which the Company, is subject or any provision of such party's charter or bylaws except in each case for any approval required under Section 6.2(a) and 6.2(b) of this Agreement.



                                  ARTICLE III.

                                VOTING AGREEMENT

     Section 3.01 Board of Directors of the Company. i) So long as the Ashmore Entities collectively continue to hold Equity Securities representing at least 20 percent of the Equity Securities outstanding on a fully-diluted basis, Ashmore Investment Management Limited (the "Ashmore Representative") shall have the right to nominate 2 (two) persons for election as directors of the Company (the "Ashmore Directors"). Such right to nominate persons for election as directors of the Company shall be reduced to one person in the event the Ashmore Entities collectively no longer hold Equity Securities representing at least 20 percent of the Equity Securities outstanding on a fully-diluted basis, and shall remain at one as long as the Ashmore Entities collectively own Equity Securities representing at least 10 percent of the Equity Securities outstanding on a fully-diluted basis.

     So long as the TDC Entities collectively continue to hold Equity Securities representing at least 20 percent of the Equity Securities outstanding on a fully-diluted basis, TDC A/S (the "TDC Representative") shall have the right to nominate 2 (two) persons for election as directors of the Company (the "TDC Directors"). Such right to nominate persons for election as directors of the Company shall be reduced to one person in the event the TDC Entities collectively no longer hold Equity Securities representing at least 20 percent of the Equity Securities outstanding on a fully-diluted basis, and shall remain at one as long as the TDC Entities collectively own Equity Securities representing at least 10 percent of the Equity Securities outstanding on a fully-diluted basis. So long as the TDC Entities hold Equity Securities representing at least 20 percent of the Equity Securities outstanding, the TDC Representative shall have the right to nominate a TDC Director as chairman of the Company's Board of Directors.

     The Stockholders agree to maintain joint majority in the Board of Directors of the Company as long as the TDC Entities and the Ashmore Entities each collectively hold Equity Securities representing at least 20 percent of the Equity Securities outstanding on a fully-diluted basis, meaning that if the total number of directors on the Board of Directors of the Company changes from presently 7 persons to 8 persons the TDC Representative shall have the right to nominate 3 persons while the Ashmore Representative would only have the right to nominate 2 persons and if the total number of directors on the Board of Directors of the Company changes to 9 persons both the TDC Representative and the Ashmore Representative shall have the right to nominate 3 persons.

     Section 3.02 Covenant to Vote. Each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Common Stock or any other Equity Securities entitled to vote in the election of directors ("Voting Securities") owned by such Stockholder, or take action by written consent, for the election of such nominee or nominees as may be specified by the Ashmore Representative and the TDC Representative in accordance with Section 3.01, or at such representatives' request, for the removal and replacement of any nominee previously so nominated by each of them. In addition, each of the Stockholders shall appear in person or by proxy at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum and shall vote or cause the vote of the shares of Common Stock owned by such Stockholder or any Affiliate of such Stockholder upon any matter submitted to a vote of the stockholders of the Company in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement.

     Section 3.03 Vacancies/Removals. The Ashmore Directors and the TDC Directors shall be subject to removal by the Ashmore Representatives and the TDC Representatives, respectively, at any time, with or without cause. The Ashmore Representatives and the TDC Representatives shall have the right to call a special meeting of Stockholders at any time, and from time to time, for the sole purpose of designating to or removing from the Board of Directors of the Company, with or without cause, any person or persons nominated by such persons. If the Ashmore Representative or the TDC Representative calls such a special meeting, the Stockholders shall vote all of their Common Stock and other voting securities in support of such removal and for the election of such director or replacements as may be nominated by the Ashmore Representatives and the TDC Representatives.

     Section 3.04 No Voting or Conflicting Agreements. Each of the Stockholders agrees that it will not grant any proxy or enter into or agree to be bound by any voting trust with respect to its shares of Equity Securities or enter into any stockholder agreements or arrangements of any kind with any Person with respect to its Equity Securities in any such case in a manner that is inconsistent with the provisions of this Agreement.

     Section 3.05 Nomination of CEO and CFO. The Stockholders agree to use their best efforts to cause the directors nominated by them and subsequently elected to the Board of Directors of the Company (subject to such directors' fiduciary duties) to vote in favor of nominating and electing, as chief executive officer and/or chief financial officer of the Company, (i) such person or persons as may be specified by the TDC Representative and reasonably acceptable to the Ashmore Representative (if the TDC Entities collectively hold Equity Securities representing at least 30 percent of the Equity Securities outstanding), or (ii) such person or persons the TDC Representative and the Ashmore Representative may reasonably agree (if the TDC Entities collectively hold Equity Securities representing less than 30 percent of the Equity Securities outstanding).



                                  ARTICLE IV.

                  RESTRICTIONS ON TRANSFERS BY THE STOCKHOLDER

     Section 4.01 Restrictions on Transfers Generally. Each Stockholder hereby agrees that such Stockholder shall not, and shall not permit any Affiliate to, directly or indirectly, transfer, sell or otherwise dispose of any shares of Equity Securities, or create, incur or assume any Encumbrance with respect to any shares of Equity Securities, other than in accordance with the terms and conditions of this Agreement.

     Section 4.02 Right of First Refusal. (a) If, at any time, any Stockholder desires to sell, transfer or otherwise dispose of any shares of Equity
Securities then owned by such Stockholder (other than a disposition to an Affiliate) to any third party pursuant to a bona fide offer, or pursuant to an effective registration statement under the Securities Act or under Rule 144, such Stockholder (the "Seller") shall first give a written notice to the Stockholders (the "Seller's Notice") stating the Seller's desire to make such sale, transfer or other disposition and the terms of the offer or of the proposed sale pursuant to an effective registration statement under the Securities Act or under Rule 144, as the case may be, including (if applicable) the identity of the person making the offer (the "Bona Fide Purchaser"), the amount and kind of securities proposed to be transferred ( the "Shares for Sale") and the purchase price offered to the Seller by the Bona Fide Purchaser or the terms of the proposed market sale, as the case may be. The Seller's Notice shall constitute an irrevocable offer by the Seller to sell to the other Stockholders such securities at the price and on the terms offered by the Bona Fide Purchaser or the terms of the proposed market sale, as described herein.

     (a) Any other Stockholders may elect (within 30 business days after the date of receipt by such Stockholders of the Seller's Notice) to purchase any or all of the Shares for Sale at the price and on the terms offered by the Bona Fide Purchaser or the terms of the proposed market sale, as the case may be, in cash by giving a notice to the Seller and the other Stockholders as to the number of such securities, if any, it is electing to purchase (the "Stockholder Notice"). If more than one Stockholder elects to purchase such Shares for Sale they shall each have the right to purchase up to their pro rata share of the Shares for Sale. The Stockholder Notice shall be deemed to be an irrevocable commitment to purchase from the Seller in cash at the price and on the terms offered by the Bona Fide Purchaser or at the price and on the terms of the proposed market sale, as the case may be, the number of such securities that the Stockholder specified in the Stockholder Notice, or such pro rate share of such Shares for Sale, as the case may be. If a Stockholder elects to purchase any of such securities, such Stockholder shall have 20 business days from the date the Stockholder Notice has been sent to fund such purchase. A Stockholder's "pro rata share" shall be determined by dividing the number of shares of Common Stock owned by such Stockholder divided by the number of shares of Common Stock owned by all Stockholders electing to make such purchases determined assuming conversion of all convertible Equity Securities owned by all such persons.

     (b) If the other Stockholders fail to elect to purchase all Equity Securities specified in the Seller's Notice within the time periods specified above, then the Seller (i) shall be under no obligation to sell any of such Equity Securities to the Stockholders, unless the Seller so elects, and (ii) may, within a period of sixty (60) days from the date of the Seller's Notice, sell all (but not less than all) such Equity Securities to the Bona Fide Purchaser or in accordance with the proposed market sale, as the case may be, in cash at a price per share not less than the price and on the terms specified in the Seller's Notice; provided, however, that such Bona Fide Purchaser shall, in accordance with the provisions of Section 4.06 hereof, agree to execute and be bound by the terms of this Agreement to the same extent and in the same manner as the Seller of such shares.

     Section 4.03 Tag Along Right. If any Stockholder proposes to transfer shares of Equity Securities to any Person or Persons (the "Selling Stockholder") (other than pursuant to an effective registration statement under the Securities Act or Rule 144 and other than a disposition to an Affiliate), the Selling Stockholder shall notify each other Stockholder (each a "Tag Along Stockholder") in writing (the "Tag Along Notice") of such proposed transfer and its terms and conditions. Within thirty (30) days of receipt of a Tag Along Notice, each Tag Along Stockholder shall notify the Selling Stockholder if it elects to participate in such transfer ("Tag Along Right") and shall state the number of shares of Equity Securities that such Tag Along Stockholder desires to sell. Upon electing to transfer, each Tag Along Stockholder shall be obligated to sell, at the same price and on the same terms as the Selling Stockholder, the number of shares stated in its notice to the Selling Stockholder. Each Tag Along Stockholder may elect to sell such number of shares of Equity Securities as is equal to the aggregate number of shares of Equity Securities to be transferred in such transaction multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Equity Securities held by such Tag Along Stockholder (calculated on a fully diluted basis) and the denominator of which shall be the aggregate number of shares of Equity Securities held by all transferors (calculated on a fully diluted basis). Each such Tag Along Stockholder shall agree to enter into a purchase agreement in form and substance approved by the Selling Stockholder to the extent such agreement shall contain customary representations and warranties. If the sale is not consummated within thirty (30) days following the delivery of the Tag Along Right, then each Tag Along Stockholder shall no longer be obligated to sell its shares of Equity Securities pursuant to such Tag Along Right but shall remain subject to the provisions of this Section 4.03 with respect to any subsequent proposed transfer described in this Section 4.03. In the event that the proposed transferee does not purchase all the shares of Equity Securities that the Tag Along Stockholder elects to sell pursuant to the foregoing on the same terms and conditions as the securities purchased from the Selling Stockholder, then the Selling Stockholder shall not be permitted to sell any securities to the proposed transferee. If no Tag Along Right is delivered by the end of the 30 days referred to above and provided that no Stockholder Notice is delivered in accordance with section 4.02 above, the Selling Stockholder shall have the right for a 30 (thirty) day period thereafter to transfer the securities to the proposed transferee on the terms and conditions stated in the Tag Along Notice and in accordance with the provisions of this Section 4.03.

     Section 4.04 Transfers to Affiliates. Any Stockholder may transfer Equity Securities to an Affiliate subject to Section 4.05 but without complying with
Section 4.02 or 4.03.

     Section 4.05 Affiliates Subject to Agreement. In the event of any transfer of shares of Equity Securities by any Stockholder to any Affiliate of such Stockholder or in the event of the acquisition of shares of Equity Securities by any Affiliate of a Stockholder, such Affiliate shall hold such shares of Equity Securities so acquired with all the rights conferred by, and subject to all of the restrictions imposed by, this Agreement applicable to the transferor of such shares of Equity Securities. Any such Affiliate shall, as a condition of the consummation of such transfer or purchase, duly execute and deliver this Agreement, become a Stockholder hereunder and amend Schedule I hereto accordingly.

     Section 4.06 Restrictive Legends. Each Stockholder shall use their best efforts to cause the Company to cause each certificate representing Equity Securities of which such Stockholder is the recorded or beneficial owner to bear a legend in substantially the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and neither the securities nor any interest therein may be offered, sold, transferred, pledged or disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder. The securities represented by this certificate are subject to, and are transferable only upon compliance with, the provisions of the Stockholders Agreement dated as of September [__], 2004 among certain of its shareholders. A copy of the above-referenced agreement has been filed with the United States Securities and Exchange Commission."

     Section 4.07 Expiration of Restrictions. The rights and obligations restrictions set forth in Article III hereof shall terminate and be of no further force and effect as of the Expiration Date.



                                   ARTICLE V.

                                PREEMPTIVE RIGHTS

     Section 5.01 Preemptive Right. Each Stockholder agrees not to vote its shares of Equity Securities in favour of, and to cause any directors nominated by them and subsequently elected to the Board of Directors of the Company (subject to such directors' fiduciary duties) not to vote in favour of, any issuance of Equity Securities by the Company (other than issuances with respect to employee benefit plans or in connection with a Public Offering), unless each Stockholder shall have the pre-emptive right to subscribe in cash on the proposed terms for any amount up to its Preemptive Right Pro Rata Share of such Equity Securities. The "Preemptive Right Pro Rata Share" of a Stockholder shall be, at any given time, (i) such number of Equity Securities proposed to be issued for cash multiplied by (ii) a fraction, the numerator of which is the number of Equity Securities then held by such Stockholder assuming conversion of all convertible Equity Securities then owned by such Stockholder and the denominator of which is the total number of Equity Securities issued and outstanding on a fully-diluted basis before giving effect to the new issuance.



                                  ARTICLE VI.

                               CONDITION PRECEDENT

     Section 6.01 Effective Date of this Agreement. This Agreement shall be of no force and effect unless and until the EMDCD Option is exercised by a TDC Entity. Notwithstanding the foregoing, the effectiveness of the rights and obligations set forth in Article III hereof shall be conditioned upon the Company and/or any of the Stockholders, as the case may be, obtaining the following consents, approvals, waivers and/or authorizations:

     (a) the consent, approval, waiver and/or authorization, as the case may be, of (i) the Hungarian Competition Office in accordance with the requirements of the Hungarian Act LVII of 1996 on the Prohibition of Unfair and Restrictive Market Practices, or (ii) the European Commission in accordance with the requirements of Council Regulation (EC) No. 139/2004 of 20 January 2004 (the "EC Merger Regulations"), with respect to the acquisition of joint control of the Company by the TDC Entities and the Ashmore Entities; and

     (b) the written consent, approval, waiver and/or authorization, as the case may be, in accordance with the requirements of Section 22.14 of the Company's
(euro)130 million Senior Secured Debt Facility, dated April 11, 2000 (the "Credit Facility"), from the Facility Agent (as defined in the Credit Facility), acting on the instructions of the Majority Lenders (as defined in the Credit Facility), with respect to the acquisition of joint control of the Company by the TDC Entities and the Ashmore Entities.

     (c) Such written consent, approval, waiver and/or authorization from any governmental regulatory authority as the TDC Representative may, in its sole discretion, consider reasonably necessary, with respect to the acquisition of joint control of the Company by the TDC Entities and the Ashmore Entities.

     Section 1.02 Commercially Reasonable Efforts. Each Stockholder agrees and covenants to use their commercially reasonable efforts to obtain any consent approval, waiver and/or authorization as any of the Ashmore Representative and/or the TDC Representative may consider reasonably necessary, including but not limited to the consents, approvals, waivers and/or authorizations enumerated in Section 6.01 hereto.



                                  ARTICLE VII.

                                  MISCELLANEOUS

     Section 7.01 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement, including, without limitation, those obligations set forth in Article III, Article IV and Article V and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

     Section 7.02 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 7.03 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of law provisions thereof.

     Section 7.04 Entire Agreement; Amendment; Waiver. This Agreement (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior written agreements and negotiations and oral understandings, if any, with respect thereto, (iii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by each of the Stockholders. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged and such waiver shall not be effective to any other provision of this Agreement.

     Section 7.05 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and permitted assigns.

     Section 7.06 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     Section 7.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall be deemed but one and the same instrument.

     Section 7.08 Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth on Schedule II, or such other address for the party as shall be specified by notice given pursuant hereto.

     Section 7.09 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns. Except for transfers of shares of Equity
Securities in compliance with the provisions of Article IV hereto, no Stockholder shall have the right to assign its rights and obligations under this Agreement without the consent of the other Stockholders.

     Section 7.10 Termination. This Agreement shall terminate and be of no further force and effect at such time as the Ashmore Entities Collectively, or the TDC Entities collectively, cease to hold Equity Securities representing at least one (1) percent of the Equity Securities outstanding on a fully diluted basis.

     Section 7.11 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto as of the date first above written.


EMDCD LIMITED,
by Ashmore Investment Management Limited, as agent


By: _________________________
Name:
Title:



ASHMORE GLOBAL SPECIAL SITUATIONS FUND LIMITED, by Ashmore Investment Management Limited, as agent



By: _________________________
Name:
Title:



ASSET HOLDER PCC NO. 2 LIMITED RE: ASHMORE EMERGING ECONOMY PORTFOLIO, by Ashmore Investment Management Limited, as agent


By: _________________________
Name:
Title:


TDC A/S


By: _________________________
Name:
Title:

                                   SCHEDULE I

                                     PART A

          STOCKHOLDERS' CURRENT OWNERSHIP OF SECURITIES OF THE COMPANY



Common Stock

Name:                                                            Shares
(1)      Ashmore Global Special Situations Fund                  1,548,572
(2)      Asset  Holder  PCC  No.  2  Limited  re:   Ashmore      280,000
         Emerging Economy Portfolio
(3)      TDC A/S                                                 3,865,302

Warrants

Name:                                                            Shares:
(1)      Asset  Holder PCC  Limited  re:  Ashmore  Emerging      2,100,000
         Market Liquid Investment Portfolio
(2)      Ashmore Emerging Market Debt Fund                       400,000


Options
N/A

                                   SCHEDULE I

                                     PART B

              STOCKHOLDERS' OWNERSHIP OF SECURITIES OF THE COMPANY
                     AFTER THE EXERCISE OF THE CALL OPTIONS



Common Stock
Name:                                                            Shares:
----                                                             ------
(1)      Ashmore Global Special Situations Fund                  1,548,572
(2)      Asset  Holder  PCC  No.  2  Limited  re:   Ashmore      441,200
         Emerging Economy Portfolio
(3)      EMDCD Limited                                           761,164
(4)      TDC A/S                                                 5,248,846

Warrants
Name:                                                            Shares:
----                                                             ------
(1)      Asset  Holder PCC  Limited  re:  Ashmore  Emerging      2,100,000
         Market Liquid Investment Portfolio
(2)      Ashmore Emerging Market Debt Fund                       400,000

Series A Convertible Preferred Stock
Name:                                                            Shares:
----                                                             ------
(1)      Ashmore Global Special Situations Fund                  12,000
(2)      TDC A/S                                                 18,000

                                   SCHEDULE II

                                NOTICE ADDRESSES


Ashmore Global Special Situations Fund Limited
c/o Barings (Guernsey) Limited
P.O. Box 71, Trafalgar Court
Les Banques, St Peter Port
Guernsey  GY1 3DA
Attn:             Sarah Brouard
Telephone:        +44 1481 745493
Facsimile:         +44 1481 745058

EMDCD Limited
c/o The Northern Trust Company
50 Bank Street
Canary Wharf
London E14 5NT
Relationship Contact:    Kim Martin
Tel no. +44 20 7982 2022
Fax no. +44 20 7982 3606

Asset Holder PCC No 2 Limited re Ashmore Emerging Economy Portfolio c/o Barings (Guernsey) Limited
P.O. Box 71, Trafalgar Court
Les Banques, St Peter Port
Guernsey  GY1 3DA
Attn:                 Sarah Brouard
Telephone:        +44 1481 745493
Facsimile:        +44 1481 745058

Ashmore Investment Management Limited
20 Bedfordbury
London  WC2N 4BL
United Kingdom
Attn: Tim Davis, General Counsel
Telephone:  +44 207 557 4100
Facsimile:     +44 207 557 4141

TDC A/S
Noerregade 21
0900 Copenhagen C
Denmark
Attn: Thomas Gelting
Tel no. +45 33 99 80 63
Fax no. +45 33 99 80 55